EX-10.II
                                                            --------

                                AMP Incorporated

                        INCENTIVE STOCK OPTION AGREEMENT

     For the purpose of (a) encouraging key employees to acquire a proprietary interest in the Common Stock of AMP Incorporated (the "Corporation"), thereby aligning their interests with the interests of the shareholders, (b) providing added incentive to key employees to contribute to the future growth and profitability of the Corporation and (c) attracting and retaining exceptionally qualified employees, the Corporation, pursuant to the terms and conditions of the AMP Incorporated 1993 Long-Term Equity Incentive Plan (the "Plan"), will award Options to purchase Common Stock to certain participants.

     This Agreement, entered into pursuant to the terms of the Plan, evidences that the Committee has designated ("Participant") as a participant under the Plan, has awarded Incentive Stock Options to Participant, has designated as the Award Date for such Options, has designated the sum of $ as the Exercise Price applicable to each such Option, and has designated the period from to as the Exercise Period applicable to such Options.

     The grant, holding, and exercise of such Incentive Stock Options shall be subject to the terms and conditions of the Plan and the following:


                             Article I. Definitions.

     1.1. "Agreement" means this "Incentive Stock Option Agreement" between the Corporation and Participant.

     1.2. "Award" shall mean any grant of Incentive Stock Options made to Participant under the Plan and this Agreement.

     1.3. "Award Date" means the date designated by the Committee as of which Options are awarded to Participant under the Plan.

     1.4. "Board" shall mean the Board of Directors of the Corporation.

     1.5. "Change in Control" shall have the meaning set forth in Section 6.4 hereof.

     1.6. "Committee" means the committee of the Board as described in Section 2(h) of the Plan.

     1.7. "Common Stock" means common stock of the Corporation, no par value.

     1.8. "Competing Business" means, as applied to a particular period of time, a business which at such time is engaged in the manufacture, sale or other disposition of a product or products which is in competition to a product or products of the Corporation or its subsidiaries, partnerships or joint ventures.

     1.9. "Corporation" shall have the meaning set forth in the first paragraph of this Agreement.

     1.10. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.11. "Exercise Period" means the period of time specified by the Committee on the Award Date and set forth in the second paragraph of this Agreement within which a Participant may exercise an Option, which period has been determined by the Committee pursuant to the Plan, subject however to the Committee's exercise of its discretion pursuant to Section 5.1 hereof and to the terms of Sections 3.1, 3.2, 4.1(c) and 6.4 hereof.

     1.12. "Exercise Price" means the price specified by the Committee and set forth in the second paragraph of this Agreement at which the Participant may exercise an Option during the Exercise Period, which price has been determined by the Committee pursuant to the Plan.

     1.13. "Fair Market Value" means the closing sales price of a Share as reflected on the New York Stock Exchange Composite Tape for the relevant date.

     1.14. "Incentive Stock Option" or "Option" means a right granted under the Plan and this Agreement to purchase a single Share at a specified Exercise Price within a specified Exercise Period, which right is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, or any successor provision thereto, as further described in Section 4.1.

     1.15. "Nonqualified Stock Option" means an Option granted under the Plan that does not qualify as an Incentive Stock Option.

     1.16. "Participant" shall have the meaning set forth in the second paragraph of this Agreement.

     1.17. "Securities Act" means the Securities Act of 1933, as amended.

     1.18. "Share" or "Shares" means a share or shares of Common Stock.

     1.19. "Termination of Employment" means the termination of employment by the Corporation or by a subsidiary, but not the transfer of employment from the Corporation to a subsidiary of the Corporation or vice versa or from one subsidiary of the Corporation to another such subsidiary. If the Committee in its sole discretion so determines, employment shall not be considered as terminated for the purposes of Section 3.1 so long as Participant continues to perform services for the Corporation or a subsidiary thereof on either a full or part time basis either as an independent contractor or on a consulting basis or otherwise, provided, however, that Participant during such period does not, whether full time or part time, engage in or perform any services as an employee, independent contractor, consultant, advisor, or otherwise for a Competing Business.

                        Article II. Exercise of Options.

     2.1. "Person Eligible to Exercise": During Participant's lifetime, only Participant or, in the event of disability, Participant's guardian or legal representative may exercise an Option granted under the Plan. After the death of Participant, any Options held by Participant prior to death that continue to be exercisable may be exercised by Participant's personal representative or by any person empowered to do so by will or by the laws of descent and distribution. The terms of the Plan and this Agreement, as well as the interpretations and decisions of the Committee, shall be binding upon any such guardian, legal representative, personal representative, or other person acting on behalf of or in lieu of the Participant.

     2.2. "Manner of Exercise": Participant may exercise an Option on any business day of the Corporation within the Exercise Period by delivery to the Secretary of the Corporation at the Corporation's principal office, either by mail, facsimile, or in person, of a properly completed notice of exercise, on a form approved by the Secretary, together with full payment of the aggregate Exercise Price and the Federal, state and local tax withholding obligation as provided in Sections 2.3 and 6.1 hereof. The date such form is received by the Secretary shall be the date of exercise. Such form shall specify the Participant, Participant's Social Security number, the Award Date, the number of the Options being exercised, the aggregate Exercise Price, and the manner in which the Participant intends to satisfy the resultant tax withholding obligation. The minimum number of Options that may be exercised at any one time shall be 100 or, if less, the aggregate number of outstanding Options then credited to Participant and exercisable. In the event the Option is being exercised pursuant to Section 2.1 by any person other than Participant, such person shall also submit at the time of exercise satisfactory proof of the right of such person to exercise the Option.


     2.3. "Payment and Issuance": Shares acquired pursuant to the exercise of Options shall be paid for in full at the time of exercise, either in the form of cash, Common Stock (whether by previously owned Shares or by having the Corporation withhold a portion of the Shares to be received) having a value based on Fair Market Value on the date of exercise equal to the aggregate Exercise Price, or in a combination thereof, as the Committee may determine. Any election to have the Corporation withhold Shares to be received under the Plan and this Agreement for the purpose of paying the Exercise Price will be subject to such restrictions as the Committee, in its discretion, may hereafter determine. A certificate for the net amount of Shares attributable to an exercise shall be issued to Participant as soon as practicable following payment of the aggregate Exercise Price and all applicable withholding taxes.

     2.4. "Non-Registration": In the event the Shares to be issued hereunder upon the exercise of an Option have not been registered under the Securities Act or a registration is not then currently effective with respect to such Shares, the Participant shall deliver to the Corporation, as a condition to the exercise of any Option awarded under this Agreement, at the time of such exercise, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by Participant or other person then entitled to exercise such Option, stating that the Shares are being acquired for his or her own account, for investment and without any present intention of distribution or reselling said Shares, or any of them, except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that Participant or other person then entitled to exercise such Option will indemnify the Corporation against and hold it free and harmless from any loss, damages, expense or liability resulting to the Corporation if any sale or distribution of the Shares by such person is contrary to the representation and agreement referred to above. The Committee may take whatever additional actions it reasonably deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other Federal or state securities laws or regulations, including but not limited to Rule 144 promulgated under the Securities Act. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. Share certificates evidencing Shares issued on exercise of such Option shall bear an appropriate legend referring to the provisions of this Section and the agreements herein.


                     Article III. Termination of Employment.

     3.1. "Rights Upon Termination of Employment": In the event that Participant experiences a Termination of Employment for any cause, all Options will terminate immediately or as the Committee may determine in its sole discretion. In the event an Option is continued beyond a Termination of Employment, in no event will it be continued beyond the end of the Exercise Period specified in this Agreement; Options that are extended beyond the restrictions of Section 422 of the Internal Revenue Code of 1986, or any successor provision thereto, shall be treated as Non-Qualified Stock Options.

     3.2. "Fulfillment of Conditions": Any extension by the Committee of the term of an Option beyond the date of a Termination of Employment shall be contingent on such conditions as the Committee, in its sole discretion, may determine, including but not limited to the fulfillment of the conditions that:

     (a) Participant shall not, whether full time or part time, as an employee, on a consulting or advisory basis or otherwise, engage in or perform any services during the period between the date of Participant's Termination of Employment and the date of Participant's exercise and payment of the extended Option for a business which at such time shall be a Competing Business, nor shall Participant at any time (i) disclose information relative to the business of the Corporation and its subsidiaries which is confidential or (ii) otherwise act or conduct himself in a manner which is inimical or contrary to the best interest of the Corporation and its subsidiaries, and

     (b) The Participant shall be available during the period between the date of Participant's Termination of Employment and the date of Participant's exercise and payment of the extended Option for such consulting and advisory services as the Corporation or its subsidiaries may reasonably request, taking fairly into consideration the age, health, residence and individual circumstances of the Participant and the total value of the Options held by the Participant under the Plan during the Exercise Period.

     In the event that any of such conditions shall not be fulfilled, the obligations of the Corporation hereunder shall forthwith terminate, as shall the extension of the terms of any Options hereunder; provided that any such cancellation shall be in addition to and not in lieu of any of the rights or remedies available to the Corporation or its subsidiaries arising out of Participant's breach of any provision of this Agreement or the Plan. Ownership as a passive investor of not more than five percent (5%) of the outstanding shares of the stock of any company listed on a national securities exchange or having at least one hundred (100) shareholders of record shall not in itself be deemed a nonfulfillment of the conditions herein set forth.

                Article IV. Incentive Stock Option Restrictions.

     4.1. "Limitations": In order for the Options awarded hereunder to qualify as Incentive Stock Options, the following terms and conditions shall be applicable:

     (a) Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Options are granted) of the Shares attributable to Incentive Stock Options that may become first exercisable in any calendar year by Participant shall not exceed $100,000; Options exercised in excess of $100,000 in a given year shall be treated as Nonqualified Stock Options.

     (b) Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted to Participant if at the time the Option is to be granted Participant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation unless at the time such Option is granted the Exercise Price is at least 110 percent of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five years from the Award Date.

     (c) The Committee may require Participant to give the Corporation prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option if such disposition occurs within 2 years from the Award Date of such Option or 1 year from the date of transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized (whether in cash, other property, assumption of indebtedness or other consideration) by Participant in such transaction. These requirements to give prompt notice of disposition may be referred to in legends contained on the certificates evidencing such Shares.

     4.2. "Failure to Qualify": It is the intent of the Committee that all options granted hereunder qualify as of the Award Date as Incentive Stock Options. Nevertheless, if for whatever reason an Option awarded pursuant hereto fails to meet the requirements of Section 422 of the Internal Revenue Code to qualify for treatment as an Incentive Stock Option, such Option shall be exercisable by Participant as a Nonqualified Stock Option. With Participant's consent, the Committee may amend the terms of this Agreement and the Award made hereunder in order to provide that said Award qualifies as Incentive Stock Options.

                       Article V. Administration of Plan.

     5.1. "Committee": The Committee shall administer the Plan and this Agreement in accordance with their provisions and shall have full and final authority in its discretion to (a) interpret the provisions of the Plan and this Agreement and decide all questions of fact arising in their application, and its interpretation and decisions shall be in all respects final, conclusive and binding; and (b) make all other determinations, rules and regulations necessary or advisable for the administration of the Plan and this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the Committee shall have the power to permit, in its discretion, an acceleration of any previously determined Option exercise terms or to otherwise amend the terms of an Option, under such circumstances and upon such modified or different terms and conditions as it deems appropriate, subject, however, to the provisions of the Plan. No member of the Committee shall be personally liable for any action or determination in respect to the administration of the Plan and this Agreement if made in good faith.

                           Article VI. Miscellaneous.

     6.1. "Withholding of Taxes": Whenever the Corporation proposes or is required to issue or transfer Shares under the Plan and this Agreement, the Corporation shall have the right to require Participant to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Withholding requirements may be satisfied by cash payments or, at the election of Participant, by having the Corporation withhold a portion of the Shares to be received, or by delivering previously owned Shares, having a value equal to the amount to be withheld (or such portion thereof as the Participant may elect). Any election to have Shares withheld under this Section may be subject, in the Committee's discretion, to such restrictions as the Committee may determine, including but not limited to one or more of the following restrictions in accordance with Section 16(b) of the Exchange Act: (a) the election shall be irrevocable; (b) the election shall be subject, in whole or in part, to the approval of the Committee and to such rules as it may adopt; (c) the election must be made at least six months prior to the transfer of Shares under the Plan and this Agreement; and (d) the election shall be made during the time period specified in Rule 16b-3(e) promulgated under the Exchange Act, or any successor rule or regulation thereto.

     6.2. "Non-Alienation of Benefits": Prior to its settlement in the form of Shares, no right or benefit under the Plan and this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same whether voluntary, involuntary or by operation of law, shall be void except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. No right or benefit under the Plan and this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If Participant should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the Plan and this Agreement, then such right or benefit shall, in the sole discretion of the Committee, cease and terminate, and in such event, the Corporation may hold or apply the same or any part thereof for the benefit of Participant, the Participant's spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may determine. Any restrictions on transferability of the Shares either described above or otherwise provided for in this Agreement may be referred to in legends contained on the certificates evidencing such Shares.

     6.3. "Legal Holiday": If and when the date on which a computation or distribution is to be made or other action is to be taken under the Plan or this Agreement falls on a Saturday, Sunday, or a legal holiday, such computation or distribution shall be made or such other action taken on the next succeeding business day.

     6.4 "Change in Control": For the purposes of this Section, "Change in Control" shall have the meaning assigned to it in Section 10 of the Plan. Notwithstanding any provisions hereof to the contrary, upon the occurrence of a Change in Control, all Options granted under the Plan and this Agreement that are unexercised and unexpired shall become immediately and automatically vested for the period of their remaining terms, without any further action by the Committee.

     6.5. "General Restrictions": The Plan and each Award under the Plan and this Agreement and the issuance or purchase of Shares in connection therewith shall be subject to the condition that, if at any time the Committee shall determine that the Plan, this Agreement, an Award under the Plan and this Agreement or the issuance or purchase of Shares in connection therewith requires or it is desirable that it has (a) the listing, registration or qualification of the Shares subject or related to the Plan upon any securities exchange or under any state or Federal law or under the rules and regulations of the Securities and Exchange Commission or any other governmental regulatory body, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Shares, then the Plan and this Agreement will not be effective and the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.6. "Rights of a Shareholder": The recipient of any Award under the Plan and this Agreement, and any person claiming under or through such recipient or under the Plan or this Agreement, shall not be, nor have any of the rights of, a shareholder with respect thereto, nor shall they have any right or interest in any cash or other property, unless and until certificates for Shares are issued to such Participant after compliance with all the terms and conditions of the Plan and this Agreement.

     6.7. "Rights to Terminate Employment": Nothing in the Plan or this Agreement shall confer upon Participant the right to continue in the employment of the Corporation, or to continue in any position or at any level of remuneration, or affect any right which the Corporation may have to terminate the employment of such Participant for any reason whatsoever, with or without good cause.

     6.8. "Management, Accounting and Financial Decisions": Nothing in the Plan or this Agreement shall affect the authority of the management of the Corporation to make management, business, accounting and financial decisions concerning the Corporation.

     6.9. "Non-Uniform Determinations": The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     6.10. "Adjustments": In the event of any change in the outstanding Shares by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust the maximum number of Shares which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding and unexercised Award or any Shares issuable pursuant to an outstanding and unexercised Award under the Plan and this Agreement, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. The decision of the Committee with respect to the nature and amount of the adjustment(s) shall be conclusive and binding upon Participant and all persons claiming under or through Participant or under the Plan or this Agreement.

     6.11. "Delegation": The Committee may delegate to one or more officers or managers of the Corporation, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to: (a) grant Awards to participants under the Plan; (b) cancel, modify, or waive rights with respect to participants under the Plan; or (c) alter, discontinue, suspend, or terminate Awards held by participants under the Plan; provided, however, that no such participant shall be an officer, director or ten percent shareholder of the Corporation within the meaning of those terms under Section 16 of the Exchange Act.

     6.12. "Amendment": The Board may amend, suspend or terminate the Plan at any time or from time to time, except that no amendment shall be effective without shareholder approval if shareholder approval of such amendment, suspension or termination would be required in order to ensure that the Plan, as amended, would continue to meet the requirements of Rule 16b-3 promulgated under the Exchange Act, or any successor rule or regulation thereto. Except as may be provided in this Agreement, the termination or any modification or amendment of the Plan shall not, without the consent of Participant, affect Participant's rights under an Award previously granted.

     6.13. "Effect on Other Plans": Nothing in the Plan or this Agreement shall be construed to limit the right of the Corporation to establish any other forms of incentives or compensation for employees of the Corporation or to grant or assume options otherwise than under the Plan or this Agreement in connection with any proper corporate purpose.

     6.14. "Duration of the Agreement": This Agreement shall remain in effect until all Awards under this Agreement either have been satisfied by the issuance of Shares or have expired or been forfeited by their terms.

     6.15. "Funding of the Plan": The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan or this Agreement, and payment of Awards shall be subordinate to the claims of the Corporation's general creditors.

     6.16. "Severability": If any provision of the Plan or this Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and this Agreement and any such Award shall remain in full force and effect.

     6.17. "Construction": Wherever any words are used in the Plan or this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     6.18. "Headings": Headings are given to the Sections and subsections of the Plan and this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or this Agreement or any provision thereof.

     6.19. "Governing Law": The validity, construction and effect of the Plan and this Agreement and any rules and regulations relating to the Plan and this Agreement shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.


                                    AMP Incorporated

                             Dated____________________________

                             By_______________________________


                  ******************************************

     Participant hereby acknowledges receipt of a copy of the Plan and this Agreement, accepts his or her designation as a Participant under and subject to all the terms and conditions set forth herein and in the Plan, and agrees to all such terms and conditions.


                                    AMP Incorporated

                             Dated____________________________

                             _________________________________
                                      Participant



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                         AMP Incorporated

                         General Offices

                     Harrisburg, Pennsylvania



      --------------------    **    --------------------



                        INCENTIVE STOCK
                        OPTION AGREEMENT



                           Issued to



               _________________________________
                           Participant






Dated___________________________________________________________









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                                                          Schedule to
                                                          EX-10.D




     Agreements identical to the "AMP Incorporated Incentive Stock Option Agreement" were entered into by the following executive officers in July, 1993 for a specific number of Incentive Stock Options that varies as to each executive officer, with each such option having an Award Date of July 27, 1993; an Exercise Price of $60.50; and an Exercise Period from July 27, 1996 to July 27, 2003:

                     David C. Cornelius
                     Ted L. Dalrymple
                     Charles W. Goonrey
                     Jean Gorjat
                     Philip G. Guarneschelli
                     John E. Gurski
                     Javad K. Hassan
                     William J. Hudson
                     James E. Marley
                     Joseph C. Overbaugh
                     Benjamin Savidge
                     Gerhard M. Schmidt
                     Merrill A. Yohe